New York Office 7 Penn Plaza, Suite 830, New York, New York 10001 T 646.442.4845

Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Cenntro Electric Group Limited ACN 619 054 938 (formerly known as Naked Brand Group Limited) on Form S-8 pertaining to the Cenntro Electric Group Limited Amended and Restated 2016 Incentive Stock Option Plan, the Cenntro Electric Group Limited 2022 Stock Incentive Plan, and the Cenntro Electric Group Limited 2022 Employee Stock Purchase Plan of our report dated July 16, 2021, except for Note 1, Note 15 and Note 19, as to which the date is November 8, 2021, with respect to our audits of the combined financial statements of Cenntro Electric Group, Inc., Cenntro Automotive Corporation and Cenntro Automotive Group Limited as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, appearing in the Form 6-K of Cenntro Electric Group Limited filed with the SEC on November 8, 2021.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp
New York, New York
January 5, 2022

www.marcumbp.com